UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2024, Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with B. Riley Securities, Inc., Ladenburg Thalmann & Co. Inc., Kingswood Investments, a division of Kingswood Capital Partners, LLC, PI Financial (US) Corp. and ATB Capital Markets USA Inc. as agents (the “Sales Agents”), a Terms Agreement with B. Riley Securities, Inc. and a Terms Agreement with Ladenburg Thalmann & Co. Inc. (each, a “Terms Agreement” and together with the ATM Agreement, the “Sales Agreement”), pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share, having an aggregate offering price of up to $70,000,000 (the “Shares”), from time to time through or to the Sales Agents (the “Offering”). On April 19, 2024, the Company also filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-277060), which became effective on April 3, 2024 (the “Registration Statement”).

Sales of the Shares under the Sales Agreement, if any, will be made by any method, whether on an agency or principal basis, that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company will have the right, but not the obligation, from time to time at its sole discretion beginning on the date hereof to direct each of B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. on any trading day to act on a principal basis and purchase up to an aggregate maximum of $40,000,000 of shares of its common stock over the term of the Sales Agreement as set forth in the respective Terms Agreements; provided, however only one principal sale, up to a total of $2,000,000, may be requested in the longer of a calendar week or every five trading days unless otherwise agreed to by B. Riley Securities Inc. or Ladenburg Thalmann & Co. Inc. All shares sold to either B. Riley Securities, Inc. or Ladenburg Thalmann & Co. Inc. on a principal basis shall be distributed to them by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. During any period that B. Riley Securities Inc. or Ladenburg Thalmann & Co. Inc. is holding shares as principal, the Company will not make any other sales under the Sales Agreement (including under any Terms Agreement).

The Company will pay each Sales Agent a commission for their services in acting as sales agents in the sale of the Shares at a commission rate equal to 3.0% of the gross proceeds from each sale of the Shares. The Company has agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company will also reimburse the Sales Agents for certain specified expenses as set forth in the Sales Agreement.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement as permitted therein. The termination of the Sales Agreement by, or with respect to, one Sales Agent shall not affect the rights and obligations of any other Sales Agent under the Sales Agreement.

The Shares will be offered and sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the ATM Agreement and the Terms Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

The legal opinion of Ellenoff Grossman & Schole LLP, counsel to the Company, relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	At the Market Offering Agreement, dated April 19, 2024, by and among the Company and B. Riley Securities, Inc., Ladenburg Thalmann & Co. Inc., Kingswood Investments, a division of Kingswood Capital Partners LLC, PI Financial (US) Corp. and ATB Capital Markets USA Inc.
10.2	Terms Agreement, dated April 19, 2024, by and between the Company and B. Riley Securities, Inc.
10.3	Terms Agreement, dated April 19, 2024, by and between the Company and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 19, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

2